Exhibit 99.1

Demandware Announces Second Quarter 2013 Financial Results

Comparable Subscription Revenue Growth of 52% Driven by Customer Expansion

BURLINGTON, Mass.--(BUSINESS WIRE)--August 6, 2013--Demandware®, Inc. (NYSE: DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced strong financial results for its second quarter ended June 30, 2013.

Second Quarter Highlights

  Subscription revenue for the second quarter was $20.8 million, a 37% year over year increase from $15.2 million in the second quarter of 2012
  Total revenue for the second quarter was $23.2 million, a 26% year over year increase from $18.4 million in the second quarter of 2012
  162 live customers at June 30, 2013, an increase of 31% from 124 last year
  667 live sites at June 30, 2013, an increase of 50% from 445 last year

Subscription revenue in the second quarter was $20.8 million, a 37% increase over $15.2 million in the second quarter of 2012. On a comparable basis, excluding the $1.5 million in subscription revenue in the second quarter of 2012 from Neckermann GmbH, a Demandware customer that filed for insolvency proceedings on October 1, 2012, subscription revenue for the second quarter grew 52%. Total revenue for the second quarter was $23.2 million, a 26% increase from $18.4 million a year ago. Excluding the $1.9 million in total revenue from Neckermann in the second quarter of 2012, total revenue grew 41%.

“We had a record second quarter highlighted by exceptional customer growth and strong sales execution,” stated Tom Ebling, Chief Executive Officer, Demandware. “Enterprise scale retailers and brands are increasingly moving digital commerce to the cloud, choosing Demandware’s proven solution to power omni-channel operations, to expand globally and to roll out multi-brand strategies. We are the clear leader in enterprise-class cloud commerce solutions, a market rich with opportunity. To capitalize on this opportunity, we remain intensely focused on capturing market share while delivering the highest levels of customer satisfaction as we continue to set the standard for digital commerce innovation.”

  Demandware signed significant new customers during the quarter including 1-800 CONTACTS, Hickory Farms, Johnston & Murphy, Sandro, Sleepy’s, WE Europe B.V. and Wet Seal.
  Leading retailers such as Fox Head, Nambe, Oviessa, Ticket to Heaven and Vilebrequin were among the companies that launched new initial sites on the Demandware Commerce platform during the second quarter.
  Existing customers like american golf, Awana, Beats Electronics, Boot Barn, Diageo (with PFSweb), Ethan Allen, New Balance and Summit Sports, expanded their operations on the Demandware Commerce platform.

“We exceeded expectations for subscription revenue, posting comparable growth greater than 50 percent,” stated Scott Dussault, Demandware Chief Financial Officer. “Our success in the quarter was driven by our customers’ growth. They continued to outperform by leveraging the power of our robust digital commerce platform. Comparable customers once again increased their digital commerce businesses by more than 30 percent. We also had another fantastic quarter for customer acquisition, breaking the impressive records we set in the first quarter of this year. The second quarter was the best quarter in the company’s history in terms of both average committed contract value and number of customers acquired. Our strong performance in the first half of the year positions us well for future growth. As we move into the second half, we are continuing to execute the plan we set at the beginning of the year to invest in sales and marketing and R&D in order to further expand our strong pipeline and deliver continual innovation as well as robust platform performance to our customers.”

Demandware’s loss from operations for the second quarter of 2013 was $8.4 million, as compared to a loss from operations of $5.1 million for the same period in 2012, reflecting the company's increased investments to support the growth of its business.

Our GAAP net loss for the second quarter of 2013 was $8.5 million, or $(0.28) per share attributable to common stockholders, as compared to a net loss of $5.6 million, or $(0.19) per share attributable to common stockholders, for the second quarter of 2012. Non-GAAP net loss for the second quarter of 2013 was $5.1 million, or $(0.17) per share, as compared to non-GAAP net loss of $3.4 million, or $(0.12) per share, for the second quarter of 2012. (1)

(1)Non-GAAP net loss excludes expenses related to stock-based compensation. Non-GAAP net loss per share excludes expenses related to stock-based compensation and the accretion of redeemable preferred stock.

Quarterly Conference Call

To access the call which will take place today at 8:30 a.m. ET, please dial (866) 318-8620 in the U.S. or +1 (617) 399-5139 internationally. The Passcode for the call is: 87751502. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through August 13, 2013. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The Passcode for the replay is: 87362443. The replay will also be available as a webcast on Demandware’s Investor Relations website.

About Demandware

Demandware, a leader in digital commerce, enables the world’s premier retailers to move faster and grow faster in the changing face of retail. Demandware’s enterprise cloud platform minimizes the costs and complexities of running global, omni-channel commerce operations, and empowers retailers to respond with speed and agility to new market opportunities and continually evolving consumer expectations. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net loss and non-GAAP net loss per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net loss and non-GAAP net loss per share exclude expenses related to stock-based compensation and the accretion of redeemable preferred stock. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc. Condensed Consolidated Balance Sheets (unaudited, in thousands)

	June 30, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$70,510	$58,877
Short-term investments	39,972	48,251
Accounts receivable — net of allowance of doubtful accounts and credit memos	20,188	19,214
Prepaid expenses and other current assets	4,450	3,452
Total current assets	135,120	129,794

Property and equipment, net	9,904	8,377
Other assets	1,355	1,157
Total assets	$146,379	$139,328

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of notes payable	$3,516	$3,021
Accounts payable	2,142	3,168
Accrued expenses	12,675	8,348
Deferred revenue	18,859	11,105
Deferred rent	165	127
Total current liabilities	37,357	25,769

Long-term liabilities:
Deferred revenue	18,552	15,647
Notes payable	2,537	2,353
Deferred rent	921	969
Total liabilities	59,367	44,738

Stockholders' equity:
Common stock	305	298
Additional paid-in capital	179,894	170,997
Accumulated other comprehensive loss	(73)	(17)
Accumulated deficit	(93,114)	(76,688)
Total stockholders’ equity	87,012	94,590
Total liabilities and stockholders' equity	$146,379	$139,328

Demandware, Inc. Condensed Consolidated Statements of Operations (Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Subscription	$20,806	$15,198	$39,711	$28,811
Services	2,401	3,162	4,010	5,639

Total revenue	23,207	18,360	43,721	34,450

Cost of revenue:
Subscription	4,080	3,040	8,044	5,906
Services	2,462	3,055	4,980	5,608

Total cost of revenue	6,542	6,095	13,024	11,514

Gross profit	16,665	12,265	30,697	22,936

Operating expenses:
Sales and marketing	14,180	9,568	25,556	15,906
Research and development	5,377	4,084	10,117	7,555
General and administrative	5,521	3,696	10,754	6,401

Total operating expenses	25,078	17,348	46,427	29,862

Loss from operations	(8,413)	(5,083)	(15,730)	(6,926)

Other income (expense):
Interest income	55	46	117	47
Interest expense	(68)	(79)	(147)	(153)
Other income (expense)	116	(447)	(303)	(649)

Other income (expense), net	103	(480)	(333)	(755)

Loss before income taxes	(8,310)	(5,563)	(16,063)	(7,681)
Income tax expense	145	70	364	196

Net loss	$(8,455)	$(5,633)	$(16,427)	$(7,877)
Accretion of redeemable preferred stock	-	-	-	(1,172)

Net loss attributable to common stockholders	$(8,455)	$(5,633)	$(16,427)	$(9,049)

Net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(0.19)	$(0.55)	$(0.49)

Weighted average common shares outstanding, basic and diluted	30,266	29,068	30,113	18,598

Demandware, Inc. Stock-Based Compensation Expense (unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Cost of subscription revenue	$95	$56	$210	$62
Cost of services revenue	233	230	615	259
Sales and marketing	979	589	2,075	678
Research and development	822	505	1,735	550
General and administration	1,229	854	2,709	1,064

Total	$3,358	$2,234	$7,344	$2,613

Demandware, Inc. Condensed Consolidated Statements of Cash Flows (unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,455)	$(5,634)	$(16,427)	$(7,877)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,116	790	2,195	1,540
Re-measurement of preferred stock warrant liability	-	-	-	426
Bad debt expense	-	-	53	-
Stock-based compensation	3,358	2,234	7,344	2,613
Deferred rent expense	20	242	(9)	238
Other non-cash reconciling items	165	20	310	28
Changes in operating assets and liabilities:
Accounts receivable	(2,187)	1,209	(1,027)	2,335
Prepaid expenses and other current assets	502	199	(463)	(874)
Other long term assets	(33)	104	(41)	104
Accounts payable	(649)	(94)	(789)	867
Accrued expenses	4,455	1,932	4,414	275
Deferred revenue	5,815	1,715	10,659	4,411

Net cash provided by operating activities	4,107	2,717	6,219	4,086

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,350)	(1,618)	(3,970)	(3,156)
Purchase of marketable securities	(13,116)	(25,319)	(30,649)	(25,319)
Sale and maturity of marketable securities	23,784	-	38,609	-
Decrease (increase) in restricted cash and other assets	31	(165)	(154)	(165)

Net cash provided by (used in) investing activities	8,349	(27,102)	3,836	(28,640)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	-	-	-	94,116
Proceeds from exercise of stock options	1,247	33	1,561	403
Deferred offering costs	-	(676)	-	(1,465)
Proceeds from issuance of notes payable	1,423	1,294	1,997	2,600
Payments of equipment notes	(750)	(697)	(1,432)	(1,265)
Payments of software financing agreement	(235)	-	(467)	-

Net cash provided by (used in) financing activities	1,685	(46)	1,659	94,389

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	20	(84)	(81)	(37)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,161	(24,515)	11,633	69,798

CASH AND CASH EQUIVALENTS — Beginning of period	56,349	109,252	58,877	14,939

CASH AND CASH EQUIVALENTS — End of period	$70,510	$84,737	$70,510	$84,737

Demandware, Inc. Calculation of Non-GAAP Operating Loss, Non-GAAP Net Loss, and Non-GAAP Net Loss Per Share (Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating loss:
GAAP operating loss	$(8,413)	$(5,083)	$(15,730)	$(6,926)
Add back:
Stock-based compensation	3,358	2,234	7,344	2,613
Non-GAAP operating loss	$(5,055)	$(2,849)	$(8,386)	$(4,313)

Net loss:
GAAP net loss	$(8,455)	$(5,633)	$(16,427)	$(7,877)
Add back:
Stock-based compensation	3,358	2,234	7,344	2,613
Non-GAAP net loss	$(5,097)	$(3,399)	$(9,083)	$(5,264)

Non-GAAP net loss per share, basic and diluted	$(0.17)	$(0.12)	$(0.30)	$(0.28)

CONTACT:
Investor Relations Contact:
Erica Smith
Vice President, Investor Relations, Demandware
Office: 781-425-1222
Email: esmith@demandware.com